SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2005

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts  01880

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          Not applicable.

(b)         On April 18, 2005, we reported by Form 8-K that William J. Lynch, the Chairman of our Board, has informed the Board and our Governance and Nominating Committee, that he will retire from our Board, and as Chairman, effective with our 2005 Annual Meeting of Stockholders.  We are conducting a director search in the exercise of due care for a candidate to replace Mr. Lynch as director as soon as practicable following our 2005 Annual Meeting of Stockholders, which is scheduled for May 25, 2005. We expect that Mr. Lynch’s replacement as a director of Edgewater will be elected by the Board and not at the 2005 Annual Meeting, given the limited time before such meeting to complete this search.  We anticipate that our new director will not only satisfy the independence requirements under the Nasdaq Marketplace Rules, but will have no material connection to our Company (that is, no material financial, personal business or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being elected to the Board.

(c)          Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER TECHNOLOGY, INC.

Dated: May 5, 2005	By:	/s/ Kevin R. Rhodes
	Name:	Kevin R. Rhodes
	Title:	Chief Financial Officer